UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  December 1, 2006

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2006, Helmerich & Payne International Drilling Co. (“HPIDC”), Helmerich & Payne, Inc.’s drilling subsidiary, and Southeast Texas Industries, Inc. (“STI”) entered into a Fabrication Contract (the “Contract”) providing for the fabrication of drilling rig components. The Contract provides for a commitment from HPIDC to purchase components for a minimum of ten rigs, absent termination of the Contract for cause by HPIDC, with the right to purchase components for up to a total of 50 rigs. Subject to such ten-rig commitment, HPIDC retains the right at any time to make changes to all or any portion of the work, to change the sequence of performance or delivery of any portion of the work, and to eliminate any portion of the work from the Contract and transfer such work to other fabricators. Payments to be made by HPIDC to STI for the components is estimated at $3.5 million per rig, which estimate may vary by rig type and other factors.

ITEM 9.01                                    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1                           Fabrication Contract dated December 1, 2006, between Helmerich & Payne International Drilling Co. and Southeast Texas Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Vice President

DATE: December 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fabrication Contract dated December 1, 2006, between Helmerich & Payne International Drilling Co. and Southeast Texas Industries, Inc.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.